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Exhibit 5.2

[Letterhead of Morrison & Foerster LLP]

February 22, 2012

Alexandria Real Estate Equities, Inc.
385 E. Colorado Blvd.
Suite 299
Pasadena, California 91101

Re:
Alexandria Real Estate Equities, Inc. and Alexandria Real Estate Equities, L.P.—Post-Effective Amendment No. 1 to Form S-3 (Registration No. 333-158400)

Ladies and Gentlemen:

        We have acted as counsel to Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing by the Company and Alexandria Real Estate Equities, L.P., a Delaware limited partnership (the "Guarantor"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of Post-Effective Amendment No. 1 (the "Post-Effective Amendment") to the Registration Statement on Form S-3 (Registration No. 333-158400) (the "Registration Statement") relating to, among other things, the offering from time to time of guarantees (the "Guarantees") by the Guarantor of debt securities which may be issued and sold from time to time by the Company under the Registration Statement (the "Debt Securities"). The Guarantees being registered under the Registration Statement will be offered pursuant to the provisions of Rule 415 under the Securities Act, and are to be issued from time to time pursuant to one or more guaranties or guarantee agreements (each, a "Guarantee Agreement") to be entered into by the Guarantor.

        In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Guarantor and the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We also have examined the Registration Statement.

        In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

        The opinions hereinafter expressed are subject to the following qualifications and exceptions:

  (i)
  the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

  (ii)
  limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any Guarantees, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material; and

  (iii)
  our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

        Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

  1.
  Each of the Guarantees of Debt Securities pursuant to a Guarantee Agreement will be a valid, binding and enforceable obligation of the Guarantor, entitled to the benefits of such Guarantee Agreement.

        In rendering the opinion expressed above, we have further assumed that (i) the Registration Statement and any amendments thereto (including the Post-Effective Amendment and any additional post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Guarantees are offered or issued as contemplated by the Registration Statement; (iii) the terms of all Guarantees will conform in all material respects to the description thereof in the Prospectus which is part of the Registration Statement (the "Prospectus"); and (iv) the Guarantor will authorize the issuance of the Guarantees and will authorize, execute and deliver the applicable Guarantee Agreement and any other document contemplated thereby or by the Registration Statement and will take any other appropriate additional corporate action.

        We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.

        We hereby consent to the use of our name under the heading "Legal Matters" in the Registration Statement to be filed by the Company and the Guarantor with the Commission. We further consent to your filing a copy of this opinion as Exhibit 5.2 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Morrison & Foerster LLP

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  Exhibit 5.2